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                                                                 Exhibit (h)(4)


           ANTI-MONEY LAUNDERING PROGRAM ADMINISTRATION AGREEMENT

     THIS AGREEMENT (the "Agreement") is made as of the 24th day of July, 2002 by and among FAM DISTRIBUTORS, INC., a Delaware corporation ("FAMD"), MERRILL LYNCH INVESTMENT MANAGERS, L.P., a Delaware limited partnership ("MLIM"), and each entity listed on Schedule 1 hereto, together with any other entity that may from time to time become a party to this agreement by execution of an Instrument of Accession substantially in the form attached as Exhibit 1 hereto (each a "Fund" and collectively the "Funds").

     WHEREAS, each Fund is, unless otherwise noted, registered as an open-end management investment company as defined in Section 5(a)(1) of the Investment Company Act of 1940, as amended (the "Investment Company Act"); and

     WHEREAS, regulations adopted by the United States Department of the Treasury (the "U.S. Treasury Department") pursuant to the USA PATRIOT Act of 2001 require such companies to develop and implement a written anti-money laundering program reasonably designed to prevent such companies from being used for money laundering activities or the financing of terrorist activities; and

     WHEREAS, the U.S. Treasury Department has stated that a company subject to such regulations may delegate the implementation and operation of its anti-money laundering program to a third party subject to certain conditions;

     NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and other good and valuable consideration the receipt of which is hereby acknowledged, the parties hereto agree as follows:

1. Each Fund hereby delegates the implementation and operation of its anti-money laundering program, as approved by its Board of Directors (the "AML Program"), to FAMD.

2. FAMD shall implement and operate the AML Program in accordance with its terms.

3. MLIM shall cooperate in all respects with the Fund and FAMD in the implementation and operation of the AML Program and provide such assistance as may be necessary to carry out the aims of the Program.

4. FAMD and MLIM hereby agrees to cooperate with any request from examiners of U.S. Government agencies having jurisdiction over the Fund for information and

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     records relating to the AML Program and consents to inspection by such examiners for purposes of the AML Program.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated below as of the date first written above.




FAM DISTRIBUTORS, INC.



By:
   ---------------------------
Name:
Title:




MERRILL LYNCH INVESTMENT MANAGERS, L.P.



By:
   ---------------------------
Name:
Title:




THE FUNDS

listed on Schedule 1 hereto



By:
   ---------------------------
Name:
Title:


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                                                                     Exhibit 1

                            INSTRUMENT OF ACCESSION

     Reference is made to the Anti-Money Laundering Program Administration Agreement (the "Agreement") dated as of July 24, 2002 by and among FAM Distributors, Inc. ("FAMD"), Merrill Lynch Investment Managers, L.P. ("MLIM") and each entity listed on Schedule 1 thereto or which has or shall become a party thereto by execution of an instrument of accession substantially in the form hereof.

     In order that it may become a party to the Agreement, including, without limitation, any and all schedules and exhibits thereto, [FUND NAME] agrees and binds itself to the terms and conditions thereof and acknowledges that by its execution and delivery of this Instrument of Accession it shall assume all of the obligations and shall be entitled to all of the rights of a Fund (as such term is defined in the Agreement) as if it were an original party thereto.

     This Instrument of Accession shall take effect and shall become a part of the Agreement immediately upon its execution and delivery.

     Executed as of the date set forth below under the laws of the State of New Jersey.

[FUND NAME]



By:
   ---------------------------
Name:
Title:




FAM DISTRIBUTORS, INC.



By:
   ---------------------------
Name:
Title:




MERRILL LYNCH INVESTMENT MANAGERS, L.P.



By:
   ---------------------------
Name:
Title:



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